                                                                    EXHIBIT 99.1
FOR RELEASE: February 17, 2005

                                                          CONTACT: Cheryl Hansen
                                                    Director, Investor Relations
                                                                   (610)645-1084
                                                        clhansen@aquaamerica.com
                                                        ------------------------

                                                                    Donna Alston
                                                         Manager, Communications
                                                                  (610) 645-1095
                                                        dpalston@aquaamerica.com
                                                        ------------------------


           AQUA AMERICA REPORTS INCREASED EARNINGS FOR FOURTH QUARTER
                              AND YEAR ENDING 2004

   ACQUISITIONS AND RATE AWARDS CONTRIBUTE TO SIGNIFICANTLY HIGHER REVENUE AND
                                RECORD NET INCOME

BRYN MAWR, PA, FEBRUARY 17, 2005 - Aqua America, Inc. (NYSE: WTR) today reported a 20.0 percent increase in diluted earnings per share to $0.24 for the quarter ended December 31, 2004 up from $0.20 for the same period in 2003. Full year earnings per diluted share increased 7.6 percent to $0.85 compared to $0.79 in 2003 on 5.6 percent more shares outstanding. Fourth quarter net income grew 20.8 percent to $22.5 million from $18.6 million for the fourth quarter of 2003. Fourth quarter earnings in 2004 includes a $2.3 million pre-tax gain from the sale of the company's Geneva, Ohio water system. Full year net income increased to a record $80.0 million, a 13.0 percent increase from 2003 net income.

Citing another year of significant rate awards and customer growth which helped counter adverse weather conditions throughout its service territory during the key water usage months, the company reported full year record revenues of $442.0 million, up 20.4 percent from full year 2003 revenues of $367.2 million. Fourth quarter revenues grew to $115.4 million from $101.2 million in the same period in 2003.

"Considering the significant challenges we faced with the integration of our southern state acquisitions, capitalization of our new systems and the unfavorable weather this year, we are very pleased with our financial results," said Aqua America Chairman and CEO Nicholas DeBenedictis. "Weather conditions in our high-demand period of May to September can have an incremental impact of as much as five to 10 percent (up or down) on earnings. We had another year of above-average customer growth-through-acquisition complemented by several important rate cases. When combined with operational discipline and holding the line on controllable expenses, Aqua America was able to deliver positive financial results."

The company reported that 2004 was a significant year for rate adjustments in many of the company's operating states, with more than $27.1 million in annualized rate awards received this year. "We continue to have an active capital investment program and are always working to improve our service to our customers as well as comply with the EPA's increasingly stringent standards. We are pleased that the regulatory commissions in our various states have recognized our commitment to water quality, as well as customer service, by providing us with fair returns on our investment," said DeBenedictis.

In 2004, the company completed 29 acquisitions contributing to more than 11 percent customer growth. Two of the larger acquisitions in mid-year 2004 were Heater Utilities in North Carolina and 63 Florida systems previously owned by Florida Water Services, collectively added more than 65,000 customers. Further supporting customer growth were the balance of 27 "tuck-in" acquisitions completed by Aqua America subsidiaries throughout the year. "Acquisitions remain at the core of our growth strategy using the regulated model. As we acquire new water and wastewater systems, we are provided with new opportunities to invest needed capital which in turn helps to support our earnings growth," said DeBenedictis.

The company reported its increased earnings were due in part to continuing efforts to increase the operating efficiency of its new operations. Operating expenses had experienced upward pressure following the acquisition of the AquaSource water systems in July 2003 and similarly increased after the mid-year 2004 acquisitions of Heater and the systems of Florida Water. AquaSource, Heater and Florida Water have smaller, more geographically-dispersed water systems that operate with a higher variable cost structure. "We are pleased with the improved efficiency we achieved during 2004 due to the progress we've made with the successful integration of AquaSource. We plan to continue pursuing efficiency opportunities throughout all of our systems in 2005, particularly the newly-acquired properties where we plan to implement the same model as our AquaSource systems," said DeBenedictis.

In November, Standard and Poors (S&P) confirmed an A+ corporate credit rating on Aqua America's largest subsidiary, Aqua Pennsylvania, and a AA- rating on the company's first mortgage bonds. Due to its excellent credit rating, the company was able to refinance existing debt and issue new debt in 2004 at low interest rates, borrowing $132.2 million at an average interest rate of 4.8 percent during 2004. Through its refinancing and low-interest borrowing efforts, the company was able to reduce its overall weighted average cost of long-term debt from 6.2 percent to 6.0 percent during 2004.

The company completed an underwritten secondary offering of 1.955 million shares of common stock at a public offering price of $22.70 on November 12, 2004. The proceeds of the offering were used to repay a portion of Aqua America's short-term debt with the balance used for working capital and other general corporate purposes ($70 million in short-term debt issued in May was incurred primarily to fund the acquisitions of Heater and Florida Water Services).

At its meeting on August 3, 2004, the Board of Directors voted to increase the quarterly common stock cash dividend to shareholders by 8.3 percent to $0.13 per share, an annualized rate of $0.52 per share. This increase was effective with the December 1, 2004 cash dividend payment. On January 28, 2005, the Board of Directors declared a quarterly cash dividend payment of $.13 per share payable on March 1, 2005 to all shareholders of record as of February 14, 2005. The company has paid a dividend for 60 years and has increased its dividend 14 times in the last 13 years.

The company's conference call with analysts is today at 10:00 a.m. Eastern Standard Time. The call will be webcast so that interested parties may listen over the Internet by logging on to www.aquaamerica.com. The conference call will be archived in the investor relations section of the company's Web site for 90 days following the call. Additionally, the call will be recorded and made available for replay for 10 business days after the call, beginning at 12:00 p.m. Thursday, February 17, 2005 through Thursday, March 3, 2005. The dial-in telephone number for the audio replay is (877) 519 - 4471 (PIN# 5669173).

Aqua America, Inc. is the largest U.S.-based publicly-traded water utility, serving more than 2.5 million residents in Pennsylvania, Ohio, North Carolina, Illinois, Texas, Florida, New Jersey, Indiana, Virginia, Maine, Missouri, New York, and South Carolina. Aqua America is listed on both the New York and Philadelphia Stock Exchanges under the ticker symbol WTR.

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, the impact of customer growth on revenues, earnings and dividends, increased opportunities to invest and earn on infrastructure improvements, the impact of weather patterns on earnings, opportunities to reduce expenses, the impact and timing of rate cases, compliance with environmental standards, and the growth prospects and effect on operating expense levels associated with acquired operations. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives, and other factors discussed in our filings with the Securities and Exchange Commission

The company's results stated here are unaudited. The final audited financial statements will be filed with the company's annual report on Form 10-K. The following table shows selected operating data for the quarters and years ended December 31, 2004 and 2003 (in thousands, except per share data) for Aqua America, Inc.

                                                                (Unaudited)
                                                 Quarter Ended               Year Ended
                                                  December 31,              December 31,
                                                  ------------              ------------
                                                2004        2003         2004        2003
                                              --------    --------     --------    --------
Operating revenues                            $115,442    $101,212     $442,039    $367,233
                                              ====================     ====================
Operating income                                49,320      39,523      177,234     153,561
                                              ====================     ====================
Net income available to common stock          $ 22,474    $ 18,606     $ 80,007    $ 70,785
                                              ====================     ====================
Net income per common share:
   Basic                                      $   0.24    $   0.20     $   0.86    $   0.80
                                              ====================     ====================
   Diluted                                    $   0.24    $   0.20     $   0.85    $   0.79
                                              ====================     ====================

Average common shares outstanding:
   Basic                                        94,348      92,493       93,247      88,275
                                              ====================     ====================
   Diluted                                      95,464      93,352       94,282      89,244
                                              ====================     ====================

                                 Aqua America, Inc. and Subsidiaries
                     Consolidated Statements of Income and Comprehensive Income
                              (In thousands, except per share amounts)
                                             (Unaudited)

                                                         Quarter Ended             Year Ended
                                                          December 31,            December 31,
                                                     --------------------     ---------------------
                                                       2004        2003         2004         2003
                                                     --------    --------     --------     --------
Operating revenues                                   $115,442    $101,212     $442,039     $367,233

Cost & expenses:
    Operations and maintenance                         45,505      42,132      178,345      140,602
    Depreciation                                       13,272      13,083       54,564       48,522
    Amortization                                        1,204         690        4,300        2,941
    Taxes other than income taxes                       6,141       5,784       27,596       21,607
                                                     --------    --------     --------     --------
Total                                                  66,122      61,689      264,805      213,672
                                                     --------    --------     --------     --------

Operating income                                       49,320      39,523      177,234      153,561

Other expense (income):
    Interest expense, net                              13,095      11,677       48,679       44,662
    Allowance for funds used during construction         (276)       (638)      (2,304)      (2,127)
    Gain on sale of other assets                         (305)     (1,278)      (1,272)      (5,692)
                                                     --------    --------     --------     --------
Income before income taxes                             36,806      29,762      132,131      116,718
Provision for income taxes                             14,332      11,154       52,124       45,923
                                                     --------    --------     --------     --------
Net income                                             22,474      18,608       80,007       70,795
Dividends on preferred stock                             -              2         -              10
                                                     --------    --------     --------     --------
Net income available to common stock                 $ 22,474    $ 18,606     $ 80,007     $ 70,785
                                                     ========    ========     ========     ========

Net income                                           $ 22,474    $ 18,608     $ 80,007     $ 70,795
Other comprehensive income (loss), net of tax:
    Minimum pension liability adjustment               (1,742)       -          (1,742)       -
    Unrealized gain on securities                       -             299           59          455
    Reclassification adjustment for gains
        reported in net income                          -            (265)        (230)        (347)
                                                     --------    --------     --------     --------
Comprehensive income                                 $ 20,732    $ 18,642     $ 78,094     $ 70,903
                                                     ========    ========     ========     ========

Net income per common share:
   Basic                                             $   0.24    $   0.20     $   0.86     $   0.80
   Diluted                                           $   0.24    $   0.20     $   0.85     $   0.79

Average common shares outstanding:
   Basic                                               94,348      92,493       93,247       88,275
                                                     ========    ========     ========     ========
   Diluted                                             95,464      93,352       94,282       89,244
                                                     ========    ========     ========     ========

                           Aqua America, Inc. and Subsidiaries
                          Condensed Consolidated Balance Sheets
                                (In thousands of dollars)
                                       (Unaudited)


                                                            December 31,     December 31,
                                                                2004             2003
                                                             ----------       ----------
Net property, plant and equipment                            $2,069,812       $1,824,291
Current assets                                                   90,127           83,969
Regulatory assets and other assets                              180,309          161,476
                                                             ----------       ----------
                                                             $2,340,248       $2,069,736
                                                             ==========       ==========


Stockholders' equity                                         $  748,468       $  659,030
Long-term debt, excluding current portion                       784,461          696,666
Current portion of long-term debt and loans payable             135,310          135,845
Other current liabilities                                        82,072           96,156
Deferred credits and other liabilities                          589,937          482,039
                                                             ----------       ----------
                                                             $2,340,248       $2,069,736
                                                             ==========       ==========